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                                                                      Exhibit 11

                  @TRACK COMMUNICATIONS, INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                        Three months ended June 30,       Six months ended June 30,
                                                                        ----------------------------    ---------------------------
                                                                            2001            2000            2001           2000
                                                                        ------------   -------------    ------------   ------------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                  $ 50,762,000   ($  3,003,000)   $ 45,180,000   ($12,675,000)
                                                                        ============   =============    ============   ============

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net
     of treasury shares - Basic EPS                                        9,849,368       5,064,243       7,470,578      5,051,008
     Additional weighted average shares for assumed exercise
        of stock options, net of shares assumed to be repurchased
        with exercise proceeds                                               181,657              --         235,855             --
                                                                        ------------   -------------    ------------   ------------
     Weighted average number of shares outstanding, net of
     treasury shares - Diluted EPS                                        10,031,025       5,064,243       7,706,433      5,051,008
                                                                        ============   =============    ============   ============
Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                          $       5.15   ($       0.59)   $       6.05   ($      2.51)
                                                                        ============   =============    ============   ============
     Diluted EPS                                                        $       5.06   ($       0.59)   $       5.86   ($      2.51)
                                                                        ============   =============    ============   ============